Exhibit 99.1

Americold Appoints Joseph Reece and Stephen Sleigh to its Board of Directors

Establishes Finance Committee to Support Ongoing Efforts to Enhance Shareholder Value

Enters Into Cooperation Agreement with Ancora

ATLANTA – Dec. 22, 2025 – Americold Realty Trust, Inc. (NYSE: COLD) (“Americold” or the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced the appointment of Joseph Reece and Stephen Sleigh to its Board of Directors (the “Board”), effective immediately. Americold also announced that its Board has formed a new Finance Committee, which is comprised of existing and new directors, in order to support ongoing efforts to enhance shareholder value. These actions align with leadership’s existing strategic vision and will be supported by the Company’s decision to enter into a cooperation agreement, which will enable private collaboration with sizable shareholder Ancora Group Holdings LLC (together with its affiliates “Ancora”).

“We are pleased to welcome Joe and Steve to the Board as new independent directors, enabling us to benefit from fresh perspectives and key skillsets as we continue executing on our strategic priorities,” said Mark Patterson, Americold’s Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee. “Joe and Steve bring considerable governance experience as well as expertise in corporate finance, capital markets transactions, and labor relations and shareholder engagement. We look forward to benefiting from their backgrounds as Americold advances initiatives to enhance profitability and drive sustainable, long-term value creation.”

The newly formed Finance Committee will focus on reviewing the Company’s portfolio by region, market and sub-market and, in turn, making recommendations about prospective sales or divestitures, including potential international divestitures. The Committee will also be focused on identifying opportunities to further reduce debt, maintain the Company’s dividend and preserve Americold’s core assets for the long-term benefits of customers, employees and shareholders. David Neithercut will serve as Chair and Mr. Reece will serve as Vice Chair, with Mr. Sleigh and two other Americold directors comprising the five-member committee.

“Americold is driving a transformation plan centered on our 2026 priorities – strategic capital management, portfolio optimization, operational excellence and disciplined growth,” said Rob Chambers, Chief Executive Officer of Americold. “Today’s announcement, including our collaboration with Ancora, highlights our commitment to regular, ongoing Board refreshment and driving value for Americold’s shareholders. With clear, near-term priorities and focused execution, we look forward to unlocking even greater value for all shareholders.”

Frederick DiSanto, Chairman and CEO of Ancora and James Chadwick, President of Ancora Alternatives LLC, concluded: “We appreciate the productive engagement we have had with Americold’s Board and management team, and we are pleased to reach an agreement that represents a win-win for shareholders. Based on our very productive discussions with Mark and Rob, we are confident that leadership is committed to high quality governance and thoughtful actions that will support value creation in the coming quarters. Notably, our interactions with Mark and Rob made clear that leadership is operating at an accelerated, yet thoughtful pace, to strengthen Americold’s leadership position in the cold storage industry and leave no stone unturned when pursuing attractive returns for investors.”

In connection with today’s announcements, the Company has entered into a cooperation agreement with Ancora that will underpin collaborative and private engagement. Ancora has agreed to support the Board’s full slate of directors at the Company’s 2026 Annual Meeting. In addition, Ancora has agreed to customary provisions. The complete agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

BofA Securities is serving as financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Americold. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to Americold. Olshan Frome Wolosky LLP is serving as legal counsel and Longacre Square Partners LLC is serving as strategic advisor to Ancora.

About Americold Realty Trust, Inc.

Americold (NYSE: COLD) is a global leader in temperature-controlled logistics and real estate, with a more than 120-year legacy of innovation and reliability. With more than 230 facilities across North America, Europe, Asia-Pacific, and South America – totaling approximately 1.4 billion refrigerated cubic feet – Americold ensures the safe, efficient movement of refrigerated products worldwide.

Our facilities are an integral part of the global food supply chain, connecting producers, processors, distributors, and retailers with tailored, value-added services supported by responsive and reliable supply chains. Leveraging deep industry expertise, smart technology, and sustainable practices, Americold delivers world-class service that creates lasting value for our customers and the communities we serve. Visit www.americold.com to learn more.

About Joseph Reece

Joseph E. Reece is an experienced corporate director, banker, lawyer and strategic investor, with a successful track record that spans more than three decades. He has been a Managing Partner of SilverBox Capital LLC, and its predecessors since 2015. Mr. Reece also served as a consultant to BDT & Company from October 2019 to November 2021. He previously served as Executive Vice Chairman and Head of UBS Securities, LLC’s (“UBS”) Investment Bank for the Americas from 2017 to 2018 and was also Co-Head of Risk. Prior to working at UBS, Mr. Reece worked at Credit Suisse from 1997 to 2015, in roles of increasing responsibility, including serving as Global Head of Equity Capital Markets and Co-Head of Credit Risk. Joe’s prior experience includes practicing as an attorney for ten years, including at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP and at the United States Securities and Exchange Commission. Mr. Reece currently serves as a member of the Board of Directors of Compass Minerals Inc., where he serves as its Chairman. He previously served as a member of the Board of Directors of SilverBox Engaged Merger Corp I. (where he was the Executive Chairman from March 2021 to February 2022), UBS Securities, LLC, Atlas Technical Consultants, Inc. and its predecessor company, Boxwood Merger Corp., Del Frisco’s Restaurant Group, Inc., RumbleOn, Inc, CST Brands, Inc., LSB Industries, Inc., and Quotient Technology, Inc. Mr. Reece previously served on the Board of Directors for NCR Corporation, where he was independent Lead Director from November 2, 2022 to May 2, 2023 and was Chairman of the Board from May 2, 2023 to October 16, 2023.

About Stephen Sleigh

Stephen Sleigh is a Senior Advisor at Blue Wolf Capital Partners, with decades of experience providing strategic advice on initiatives that align businesses, labor, and investors. He has served as the Fund Director for the International Association of Machinists and Aerospace Workers (IAM) multi-employer pension, savings, and health plans, and has held numerous leadership positions within the labor and responsible investment sectors. His background includes experience providing strategic counsel on labor and pension issues, fundraising and deal sourcing, and portfolio company governance. Prior to leading the IAM benefit funds, Dr. Sleigh was a principal with the Yucaipa Companies, Director of Strategic Resources for IAM, Director of Research for the International Brotherhood of Teamsters, and Deputy Director for the Center for Labor Management Policy Studies at the City University of New York. He served as co-chair of the Heartland Capital Strategy network for the past ten years and has been a longtime member and past president of the DC Labor and Employment Relations Association. He also previously has served as a director on the Federal Reserve Bank of Richmond and on the boards for Amalgamated Bank and Americold Logistics.

Forward Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: failure to execute on growth strategies and opportunities, rising inflationary pressures, increased interest rates and operating costs; national, international, regional and local economic conditions, including impacts and uncertainty from trade disputes and tariffs on goods imported to the United States and goods exported to other countries; periods of economic slowdown or recession; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; difficulties in expanding our operations into new markets and products; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; risks related to implementation of the new ERP system, defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers for transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investments; risks related to natural disasters;

adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing on attractive terms, or at all; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the potential dilutive effect of our common stock offerings, including our ongoing at the market program; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Examples of forward-looking statements included in this press release include, but are not limited to, those regarding our 2025 outlook. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future except to the extent required by law.

Contacts:

Americold Realty Trust, Inc.

Investor Relations

Telephone: 678-459-1959

Email: investor.relations@americold.com